Exhibit 10.01

WPCS INTERNATIONAL INCORPORATED

600 Eagleview Boulevard, Suite 300

Exton, PA 19341

July 28, 2014

VIA EMAIL

Mr. Joseph Heater

109 Brookhollow Drive

Downingtown, PA 19335

Re: Amendment to Separation Agreement

Dear Mr. Heater:

This letter shall serve as an amendment to the separation agreement dated as of March 31, 2014 between WPCS International Incorporated and Joseph Heater (the “Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement. The first sentence of Section 1 of the Agreement is hereby amended and replaced in its entirety with the following:

“Heater acknowledges that his last day of employment with the Company will be August 31, 2014, or such other date mutually agreed upon between the Company and Heater (the “Termination Date”).”

The first sentence of Section 2 of the Agreement is hereby amended and replaced in its entirety with the following:

“For the period commencing on the Termination Date through January 31, 2015 (the “Severance Period”), the Company shall pay Heater the sum of $250,000, which will be payable in five (5) monthly installments of $41,666.67, payable on the first business day of each month from September 2014 through January 2015 and one (1) final payment of $41,666.65 to be made on January 31, 2015.”

Section 2 of the Agreement is hereby amended by adding the following sentence at the end of the section:

“On August 31, 2014, the Company will pay Heater for all accrued but unused vacation time.”

Sections 3 and 4 of the Agreement are hereby amended by deleting all references to December 31, 2014 and replacing them in their entirety with January 31, 2015.

WPCS INTERNATIONAL INCORPORATED

/s/ SEBASTIAN GIORDANO

By: Sebastian Giordano

Title: Interim Chief Executive Officer

Accepted to and agreed this

28th day of July, 2014:

/s/ JOSEPH HEATER

Joseph Heater